UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


                  Date of Report: July 30, 2001


                         _______________


                       EOG RESOURCES, INC.
      (Exact name of registrant as specified in its charter)



         Delaware               1-9743           47-0684736
      (State or other         (Commission     I.R.S. Employer
       jurisdiction              File       Identification No.)
    of incorporation or         Number)
       organization)

         333 Clay
        Suite 4200                                 77002
      Houston, Texas                             (Zip code)
   (Address of principal
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)

                       EOG Resources, Inc.

Item 9.  Regulation FD Disclosure

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section
21E  of  the  Securities  Exchange Act of 1934.   Forward-looking
statements  are  not  guarantees of  performance.   Although  EOG
Resources,   Inc.  (`the  Company')  believes  its   expectations
reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations
will  be  achieved.   Important factors that could  cause  actual
results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products and interest rates; the extent and effect of any hedging activities engaged in by the Company; the extent of the Company's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgement and may therefore be imprecise; political developments around the world; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by the
Company's  forward-looking  statements  might  not  occur.    The
Company undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.


Third Quarter and Full Year 2001
--------------------------------

     The third quarter and full year 2001 forecasts set forth below are given as of the date of this document only and are based on current available information and expectations.

     The Company continues to target 4 percent growth in North
America production for 2001.

     There are price swap contracts in place covering notional volumes of 115,000 MMBtud of natural gas for August - December 2001 at an average price of $3.38 per MMBtu. A Canadian subsidiary of the Company has fixed prices on approximately 41,000 MMBtud of its physical gas sales for August - December 2001 at an average price of US$3.44 per MMBtu less applicable basis (location) adjustments.

      There are price collars in place for natural gas for the period July 2001 to November 2001 that set a floor price of $4.40 per MMBtu and a ceiling price that averages $6.15 per MMBtu covering notional volumes of 200,000 MMBtud at an average premium of $0.15 per MMBtu.

      There are price swap contracts in place for crude oil as
detailed below.
               Average   Average
     Quarter   Mbd       $/Bbl
     -------   -------   -------
     3Q 2001     7.0     $27.72
     4Q 2001     5.0     $27.48

      Capital  expenditures for the full year 2001,  excluding
acquisitions,  are  expected  to  be  between  $800  and  $900 million.

      The Company does not provide guidance on other income, other expense, or gain or loss on sales of reserves and related assets unless specifically noted.

2002
----
     There are price swap contracts in place covering notional volumes of 50,000 MMBtud of natural gas for January - December 2002 at an average price of $3.56 per MMBtu. A Canadian subsidiary of the Company has fixed prices on approximately 48,000 MMBtud of its physical sales for January - December 2002 at an average price of US$3.56 per MMBtu less applicable basis (location) adjustments.

      There are crude oil price swap contracts in place covering notional volumes of 3,000 Bpd at an average price of $26.74 per barrel for January - May 2002.

     Additional estimates are shown in the attached table.

Definitions
-----------
     $/Bbl     US Dollars per barrel
     $/Mcf     US Dollars per thousand cubic feet
     $/Mcfe    US  Dollars per thousand cubic feet equivalent
     Bcfe      Billion cubic feet equivalent
     Bpd       Barrels per day
     MMBtu     Million British thermal units
     MMBtud    Million British thermal units per day
     MMcfd     Million cubic feet per day
     Mbd       Thousand barrels per day
     WTI       West Texas Intermediate
     MM        Millions
     NYMEX     New York Mercantile Exchange
     $MM       US Dollars in millions

                            SIGNATURE

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   EOG RESOURCES, INC.

Date: July 30, 2001                By:  /s/ TIMOTHY K. DRIGGERS
                                      ---------------------------
                                          Timothy K. Driggers
                                      Vice President, Accounting
                                       and Land Administration
                                     (Principal Accounting Officer)

                       EOG Resources, Inc.
                        Estimated Ranges

                                                      3Q 2001                  Full Year 2001
                                              ------------------------    -----------------------
North America Production Growth Target (Bcfe)                                        4%
Daily Production
 Natural Gas (MMcfd)
   US                                           685      -       700        695       -       705
   Canada                                       120      -       130        125       -       135
   Trinidad                                     100      -       125        100       -       125
   Total                                        905      -       955        920       -       965

 Crude Oil (Mbd)
   US                                          23.0      -      25.0       23.0       -      24.0
   Canada                                       1.5      -       2.0        1.5       -       2.0
   Trinidad                                     1.5      -       2.0        1.5       -       2.0
   Total                                       26.0      -      29.0       26.0       -      28.0

 Natural Gas Liquids (Mbd)
   US                                           2.5      -       3.0        3.0       -       3.5
   Canada                                       0.5      -       1.0        0.5       -       1.0
   Total                                        3.0      -       4.0        3.5       -       4.5

Operating Costs
 Unit Costs ($/Mcfe)
   Lease and Well                             $0.39      -      $0.42     $0.39       -     $0.42
   Depreciation, Depletion and Amortization   $0.95      -      $1.00     $0.95       -     $1.00

Expenses ($MM)
 Exploration, Dry Hole and Impairment          40.0      -       50.0     180.0       -     210.0
 General and Administrative                    20.0      -       22.0      80.0       -      85.0
 Net Interest                                  11.0      -       14.0      50.0       -      55.0
 Capitalized Interest                           1.8      -        2.0       8.0       -       9.0

Taxes Other than Income (% of Revenue)          6.8      -        7.2       6.0       -       7.0

Taxes
 Effective Rate                                 35%      -        45%       35%       -       40%
 Deferred Ratio                                 75%      -       100%       45%       -       55%

Preferred Dividends ($MM)                       2.8      -        3.0      10.0       -      12.0

Average Shares Outstanding (MM)
 Basic                                        115.8      -      116.1     115.8       -     116.2
 Fully Diluted                                118.0      -      118.3     118.0       -     118.4

Capital Expenditures Excluding Acquisitions ($MM)
 North America                                                              725       -       820
 International                                                               75       -        80
 Total                                                                      800       -       900

Pricing
 Natural Gas ($/Mcf)
   Differentials
     US - below NYMEX Henry Hub               $0.10      -      $0.20     $0.05       -     $0.15
     Canada - below NYMEX Henry Hub           $0.60      -      $0.90     $0.60       -     $0.90
   Realizations
     Trinidad                                 $1.22                       $1.22

 Crude Oil ($/Bbl)
   Differentials
     US - below WTI                           $0.75      -      $1.00     $0.75       -     $1.00
     Canada - below WTI                       $3.00      -      $3.50     $3.00       -     $3.50
     Trinidad - below WTI                     $2.00      -      $2.75     $1.00       -     $2.00